[ALLIED HEALTHCARE LOGO]
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            ALLIED HEALTHCARE INTERNATIONAL INC. REPORTS FISCAL 2005
            --------------------------------------------------------

                       FOURTH QUARTER AND YEAR-END RESULTS
                       -----------------------------------

                                   FOURTH QUARTER               TWELVE MONTHS
                                   --------------               -------------

REVENUE                                 -0.4%                        +8.0%
GROSS PROFIT                            +5.3%                       +11.3%
GROSS MARGIN %                          30.9%                        29.5%
DILUTED EPS                            $0.09                        $0.41
DILUTED EPS, AS ADJUSTED               $0.13*                       $0.45*

      NEW YORK, NY, November 17, 2005 - Allied Healthcare International Inc.
(Nasdaq: AHCI), a leading provider of flexible healthcare staffing services in the United Kingdom, announced results for its fiscal 2005 fourth quarter and year ended September 30, 2005.

      Revenue for the year ended September 30, 2005 rose 8.0 percent to $351.2 million, compared with $325.3 million in fiscal 2004. Net income available to common shareholders before one time charges for the year ended fiscal 2005 reached $20.2 million, or $0.45 per diluted share, compared with net income available to common shareholders before one time charges of $11.3 million, or
$0.40 per diluted share last year, an increase of over 11 percent in earnings per share. As detailed on the financial table attached, net income available to common shareholders, after the one time charges, was $18.7 million, or $0.41 per diluted share for fiscal 2005, compared with net income available to common shareholders, after the one time charges, of $2.8 million or $0.10 per diluted share last year.

       Revenue for the fourth quarter ended September 30, 2005, reached $84.3 million, compared with $84.7 million for the comparable period in fiscal 2004.
Net income available to common shareholders before one time charges for the quarter ended September 30, 2005 reached $5.7 million, or $0.13 per diluted share, compared with net income available to common shareholders before one time charges of $6.0 million, or $0.14 per diluted share for the comparable period in fiscal 2004. Net income available to common shareholders for the fourth quarter after the one time

charges was $4.2 million, or $0.09 per diluted share, compared with a net loss available to common shareholders after the one time charges of ($1.6) million or
($0.04) per diluted share in the fourth quarter last year.

      Selling, general and administration expenses for the year include $2.1 million relating to the reorganization of the Company's operations, rebranding and launch of the new logo treated as exceptional costs on the attached chart.
In addition, these expenses also include a $1.9 million charge related to
Sarbanes-Oxley Section 404 compliance and increased IT depreciation and maintenance costs of $1.2 million following the introduction of the Company's new IT systems.

      Included in the results for both the fourth quarter and year-end of fiscal
2005 are the favorable effects of changes in foreign exchange.

      During the fourth quarter, the Company completed one acquisition of a
Social Services agency bringing total acquisitions for the year ended September
30, 2005 to nine. The initial consideration, excluding contingent payments, for this acquisition was $3.2 million.

        Timothy M. Aitken, Chairman and CEO of Allied Healthcare, commented, "In response to the change in the National Health Service (NHS) Framework
Agreements, we have consolidated the number of our flexible staffing companies down to two brands: Allied Staffing Professionals and the Allied Healthcare
Group. Allied Staffing Professionals is a specialist subsidiary that has been formed to manage high-volume business with lower margins and will deal with the
NHS under the new Framework Agreements. Our core brand, Allied Healthcare Group, operates with higher margins and will focus on the remainder of the NHS that is
"off-Framework", nursing homes and homecare."

      Mr. Aitken concluded, "We will continue to focus specifically on homecare and its development in the UK as well as maintaining strong margins for our shareholders. This is reflected in the higher margins reported today."

                                                                               2

*Results exclude exceptional charges related to reorganization of the Company's operations, rebranding and launch of new corporate logo, per financial table attached.

      In addition to disclosing results of operations that are determined in accordance with generally accepted accounting principles ("GAAP"), this press release also discloses non-GAAP results of operations that exclude or include certain charges. These non-GAAP measures adjust for charges that are unusual.
Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company's results of operations, as these non-GAAP measures allow investors to better evaluate ongoing business performance. Management also uses these non-GAAP measures internally to assess the performance of its business and to establish operational goals. Investors should consider non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial tables attached to this press release.

       Allied Healthcare invites all those interested in hearing management's discussion of the quarter and full year results to join the call by dialing
877-407-9205 on Thursday November 17, 2005 at 12:00 PM EST. International
participants may access the call by dialing 201-689-8054. A replay will be available for one week following the call by dialing 877-660-6853 for domestic participants and 201-612-7415 for international participants. Refer to replay passcode account number 286 and conference ID number 177135 when prompted.
Participants may also access a live webcast of the conference call through the investor relations section of Allied Healthcare's website,
www.alliedhealthcare.com by clicking on the news and press section, then selecting investor relations to access the link to the call.

ABOUT ALLIED HEALTHCARE INTERNATIONAL INC.
Allied Healthcare International Inc. (http://www.alliedhealthcare.com) is a leading provider of flexible healthcare staffing services in the United Kingdom.
Allied operates a community-based network of approximately 110 branches with the capacity to provide carers (known as home health

                                                                               3

aides in the U.S.), nurses, and specialized medical personnel to locations covering approximately 90% of the U.K. population. Allied meets the needs of
Private Patients, Community Care, Nursing Homes and Hospitals. The company also supplies medical-grade oxygen for use in respiratory therapy in the U.K.
pharmacy market and to private patients in Northern Ireland.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this news release may be forward-looking statements. These forward-looking statements are based on current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements include: Allied's ability to continue to recruit and retain qualified flexible healthcare staff; ability to enter into contracts with hospitals and other healthcare facility customers on terms attractive to Allied;
the general level of patient occupancy at hospital and healthcare facilities of
Allied's customers; the ability to successfully implement acquisition and integration strategies; dependence on the proper functioning of Allied's information systems; the effect of existing or future government regulation of the healthcare industry, and ability to comply with these regulations; the impact of medical malpractice and other claims asserted against Allied; the effect of regulatory change that may apply to Allied and that may increase costs and reduce revenue and profitability; the ability to use net operating loss carry forwards to offset net income; and the impairment of goodwill, of which
Allied has a substantial amount on the balance sheet, may have the effect of decreasing earnings or increasing losses. Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release include those described in Allied's most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on form 10-Q and any current reports on Form 8-K filed since the date of the last Form 10-K. Allied undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:
Allied Healthcare Contact:                        Investor Contact:
Charles Murphy                                    Adam Holdsworth/ John Nesbett
Chief Financial Officer                           The Investor Relations Group
(212) 750-0064                                    (212) 825-3210
charlesmurphy@alliedhealthcare.com

                          - FINANCIAL TABLE ATTACHED -

                                    - more -

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                      ALLIED HEALTHCARE INTERNATIONAL INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                  THREE MONTHS ENDED SEPTEMBER 30,      YEAR ENDED SEPTEMBER 30,
                                                                 ---------------------------------   -----------------------------
                                                                    2005                   2004         2005               2004
                                                                 ----------             ----------   ----------        -----------

    Total revenues                                               $   84,328             $   84,674   $  351,189        $   325,298
                                                                 ----------             ----------   ----------        -----------

    Gross profit                                                     26,046                 24,742      103,671             93,171

    Selling, general and administrative expenses                     20,439                 15,546       73,948             63,544
                                                                 ----------             ----------   ----------        -----------

          Operating income                                            5,607                  9,196       29,723             29,627

    Interest and other expense, net                                     914                  5,974        4,164             13,727

    Foreign exchange loss                                                19                    138           98                184
                                                                 ----------             ----------   ----------        -----------

          Income before income taxes                                  4,674                  3,084       25,461             15,716

    Provision for income taxes                                          474                    919        6,725              5,847
                                                                 ----------             ----------   ----------        -----------

          Net income                                                  4,200                  2,165       18,736              9,869

    Redeemable preferred dividends and accretion                          -                  3,804            -              7,020
                                                                 ----------             ----------   ----------        -----------

          Net income (loss) available to common shareholders     $    4,200             $   (1,639)  $   18,736        $     2,849
                                                                 ==========             ==========   ==========        ===========

Basic income (loss) available to common shareholders
         per share of common stock                               $     0.09             $    (0.04)  $     0.42        $      0.10
                                                                 ==========             ==========   ==========        ===========

Diluted income (loss) available to common shareholders
         per share of common stock                               $     0.09             $    (0.04)  $     0.41        $      0.10
                                                                 ==========             ==========   ==========        ===========

Weighted average number of common shares outstanding:
          Basic                                                      44,848                 43,012       44,684             27,419
                                                                 ==========             ==========   ==========        ===========
          Diluted                                                    45,236                 43,447       45,169             28,104
                                                                 ==========             ==========   ==========        ===========

RECONCILIATION OF REPORTED NET INCOME (LOSS) TO ADJUSTED NET INCOME:

                                                                       THREE MONTHS ENDED SEPTEMBER 30,   YEAR ENDED SEPTEMBER 30,
                                                                       --------------------------------  --------------------------
                                                                           2005               2004         2005              2004
                                                                         --------           --------     ---------         --------

Reported net income (loss) available to common shareholders              $  4,200           $ (1,639)    $  18,736         $  2,849
Rebranding and new corporate logo                                             712                  -           712                -
Reorganization of subsidiaries                                                751                  -           751
Compensation charges                                                            -              1,000             -            1,860
Write-offs related to refinancing previous credit facilities                    -              2,906             -            2,906
Write-offs and fees related to conversion of Series A preferred stock           -              3,730             -            3,730
                                                                         --------           --------     ---------         --------
Adjusted net income available to common shareholders                     $  5,663           $  5,997     $  20,199         $ 11,345
                                                                         ========           ========     =========         ========

RECONCILIATION OF REPORTED NET INCOME (LOSS) PER DILUTED SHARE TO ADJUSTED
NET INCOME PER DILUTED SHARE:

                                                                        THREE MONTHS ENDED SEPTEMBER 30,   YEAR ENDED SEPTEMBER 30,
                                                                        --------------------------------   ------------------------
                                                                              2005            2004            2005          2004
                                                                            -------------------------       --------      --------

Reported net (loss) income per diluted share
     available to common shareholders                                       $  0.09         $  (0.04)       $  0.41        $  0.10
Add back per-share effect:
     Rebranding and new corporate logo                                         0.02                -           0.02              -
     Reorganization of subsidiaries                                            0.02                -           0.02              -
     Compensation charges                                                         -             0.02              -           0.07
     Write-offs related to refinancing previous credit facilities                 -             0.07              -           0.10
     Write-offs and fees related to conversion of Series A
       preferred stock                                                            -             0.09              -           0.13
                                                                            -------         --------        -------        -------
Adjusted net income per diluted share available to common shareholders      $  0.13         $   0.14        $  0.45        $  0.40
                                                                            =======         ========        =======        =======